SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Content of http://www.rangergov.com, updated as of July 19, 2001	Item 1

Content of http://www.rangergov.com navigation frames	Item 2

Content of Items 1 - 2

    The following material is the revised web site content of http://www.rangergov.com. Any material that appears on http://www.rangergov.com that may be deemed "soliciting material" (as defined in the Commission's proxy rules) that is not included in this Schedule 14A filing has previously been filed by Ranger with the Commission on Schedule(s) 14A.

  IMPORTANT INFORMATION

  On July 19, 2001, Ranger filed with the Securities and Exchange Commission a revised preliminary proxy statement in connection with the election of the nominees of Ranger (the "Ranger Nominees") to the Computer Associates' board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201 or by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

  Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' stockholders is available in the revised preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 19, 2001.

  Stock price quotation data displayed on www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic. Shareholder.com and Ranger make no claims concerning the accuracy of the information provided on these pages, and will not be held liable for any use of this information.

Quote	Graph	Price Lookup

	Computer Associates	- NYE

Last Trade	10:53 AM ET - Jul 19, 2001

Price		$34.52
Change		$1.12

Volume	695,100

Trades		0

Day Low		$34.50

Day High		$35.09

52 Week Low		$18.13

52 Week High		$39.03

Source: North American Quotations, Inc. (delayed at least 15 min)

  Stock price quotation data displayed on www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic. Shareholder.com and Ranger make no claims concerning the accuracy of the information provided on these pages, and will not be held liable for any use of this information.

Quote	Graph	Price Lookup

1 Year Stock Price History

  Stock price quotation data displayed on www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic.Shareholder.com and Ranger make no claims concerning the accuracy of the information provided on these pages, and will not be held liable for any use of this information.

Quote	Graph	Price Lookup

1 Year Stock Price History

  Stock price quotation data displayed on www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic.Shareholder.com and Ranger make no claims concerning the accuracy of the information provided on these pages, and will not be held liable for any use of this information.

  Ranger Governance is a Dallas -based investment company created by entrepreneurs Sam Wyly and Charles Wyly, and an affiliate of Ranger Capital Group, a multi-manager investment fund also based in Dallas. Ranger Governance announced on June 21, 2001 that it has initiated a proxy solicitation of the stockholders of Computer Associates, nominating a slate of replacements for the Company's current Board of Directors, and proposing a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors.

  In The News

  Advertisements

  The following advertisements regarding the proxy contest have appeared in various newspapers including The Wall Street Journal, The New York Times and The Orlando Sentinel.

Why are these men suing?	Why are these men smiling? (2)

Why are these men smiling?	An Open Letter To
Computer Associates' Customers

  Presentation to Investors - Audio Archives

  2001 Conference Call - 6/26/2001

     Section 1: Opening Remarks (3 min. 37 sec.)
     Section 2: Financial Review (5 min. 29 sec.)
     Section 3: Research (2 min. 46 sec.)
     Section 4: Closing Remarks (12 min. 3 sec.)
     Section 5: Question and Answer Session (33 min. 45 sec.)
     Entire event: 2001 Conference Call (58 min.)

  All files are in Real Media format. Click here to download the RealPlayer/r/ .

  IMPORTANT INFORMATION

  On July 19, 2001, Ranger filed with the Commission a revised preliminary proxy statement in connection with the election of the nominees of Ranger (the "Ranger Nominees") to the Computer Associates board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-607-0088 or at www.rangergov.com.

  Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates stockholders is available in the preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 19, 2001.

  This document expresses Ranger's opinions and beliefs. In addition, the Ranger Nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stock-holders of Computer Associates in the light of their knowledge and the circumstances at the time.

  Media:
  Joele Frank, Wilkinson Brimmer Katcher
  (212) 895-8647

  Investors:
  Morrow & Co., Inc.
  (212) 754-8000

  We'd like to hear from you. Please fill out the form* below to send us your questions or comments.

  Fact Sheets

     The Ranger Governance Plan for Computer Associates
     Negative Public Statements About Computer Associates
     Chronic Underperformance and Inept Management at Computer Associates
     Key Financial Facts
     Sam Wyly Record of Achievement

  Findings of CA Customer Survey

  Text to come

  PowerPoint Presentation

  Video Clips

CNN CNBC Fox Bloomber

  Ranger Governance proposes a slate of independent directors made up of proven leaders with integrity and decades of experience in corporate leadership, the development, maintenance, sales and marketing of computing and communications software and technology, investment and corporate governance.

Dr. Gramm is currently Distinguished Senior Fellow and Director of the Regulatory Studies Program of the Mercatus Center at George Mason University in Virginia. She served as Chairman of the U. S. Commodity Futures Trading Commission from 1988-1993. She serves on the Board of Visitors of the Law and Economics Center at Georgetown University and the National Advisory Board of the Republican Women's Federal Forum. She is a member of the Boards of Directors of Enron Corp., the Chicago Mercantile Exchange, IBP, Inc., the Independent Women's Forum, the International Republican Institute, Invesco Funds and State Farm Insurance Companies.

Ms. Smith served as a Director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas. She has been a General Partner of Phillips-Smith-Machens Venture Partners, a retail venture capital investment firm she co-founded in 1986. Ms. Smith also has extensive retail experience. She been a Director of Cheap Tickets since July 1997 and previously served as a Director of publicly-held retailers BizMart, Inc., A Pea in the Pod, Inc. and Hot Topic, Inc.

Elizabeth VanStory was until recently President of iMotors.com, a direct-seller of certified used vehicles on the Internet. Prior to that, she was Vice President of OfficeDepot.com, a division of Office Depot, Inc. Ms. VanStory began her career in interactive media when she served as Director of Marketing for Bell Atlantic Video Services. Ms. VanStory was also previously a director of shop.org, an online retailing association.

Robert Agnich presently manages personal investments through The Agnich Partners, Ltd., a family limited partnership. In a career at Texas Instruments Incorporated that spanned twenty-seven years, he shared responsibility for transforming the company from a diversified electronics conglomerate into a focused and digital signal processing and analog integrated circuit company. From 1988 until January 20, 2001, he served as Senior Vice President, Secretary and General Counsel of Texas Instruments, and he continued to serve as the Company's Senior Vice President and Secretary until his retirement on May 1, 2001. He is a member of the board of trustees of Austin College, and serves as Chairman of the Entrepreneurs Foundation of North Texas.

Robert E. Cook is Chairman and Chief Executive Officer of Sigaba Corporation, a San Mateo, CA based vendor of secure messaging software products. Mr. Cook was founder, Chairman and Chief Executive of Systems Center, Incorporated (NYSE: SMX) from 1981 until 1993, when it was sold to Sterling Software. He is the founder of VM Software and Director of Sterling Commerce, an industry leader in business-to-business e-commerce and a unit of SBC Communications. Cook is also a seed investor and former Director of webMethods Inc., (Nasdaq: WEBM), a provider of business-to-business, Internet-oriented products, and a seed investor and Director of Spontaneous Networks Inc. a Bethesda, MD based vendor of products that simplify management of complex networks. He is a managing partner in the venture capital firm of Royal Wulff Ventures, LLC, a member of the advisory board of Baltimore-based ABS Ventures IV and an officer and Director of Pitchfork Management, a Utah-based real estate construction firm.

Since July 1998, Dennis Crumpler has been General Partner of CIMCO, LLC, an investment management company that is responsible for Crumpler family assets and includes an early stage venture fund. Since last year, he has served as a trustee of the Southern Environmental Law Center. He founded XcelleNet, Inc. in 1986 and served as its Chairman, President and CEO from 1986 to 1989 and Chairman and CEO from 1989 to July 1998, when it was acquired by Sterling Commerce, Inc. During his tenure, it developed into an industry leader in systems management for large-scale remote and mobile systems; the company went public in 1994. From 1998 to 2000, he served as vice chairman of Green Mountain Energy. In 1983, he co-founded Sales Technologies, Inc., a successful pioneer in field sales automation software that was sold to Dun & Bradstreet in 1989. He began his career as a consultant for McKinsey and Company, where he worked from 1982 to 1983.

Mark Cuban co-founded Broadcast.com in 1995, changing the Internet from a static, text-based medium into a dynamic, multimedia-rich broadcast medium. Broadcast.com became the leading destination for audio and video on the Internet, and was acquired by Yahoo! in 1999. In 1983, Cuban founded MicroSolutions and developed it into one of the leading systems integration firms in the U.S. Cuban sold MicroSolutions to CompuServe in 1990 and later became President of Radical Computing, a venture capital and investment company specializing in high technology companies. He is currently owner of the Dallas Mavericks.

Dixon Doll has influenced and guided strategic entrepreneurs, investors and executives in the telecommunications industry for more than 30 years. Prior to founding DCM in 1996, which now manages more than $600 million in committed capital, he spent eight years at Accel Partners where he co-founded the venture capitalist industry's first focused telecom fund. Doll is also the founder and manager of strategy consulting firm DMW Group and has helped organize and fund Foundry Networks (the best performing first-day IPO performance ever of a profitable company), Internap Network Services, Centillion Networks, Bridge Communications, ZeitNet, Optilink, International Manufacturing Services and Network Equipment Technologies.

Steve Perkins has 31 years experience in the development and marketing of commercial software products. He is the co-founder, Executive Vice President and Communications Software Group President of Sterling Commerce Inc., an industry leader in business-to-business e-commerce and a unit of SBC Communications. At Sterling Commerce, he grew a division over seven years from revenues of $35 million and 150 domestic employees to one with revenues of $200 million and 1,000 employees worldwide, and transitioned that division through a spin-off from Sterling Software and subsequent acquisition. He also spent 16 years at UCCEL, where he was part of a team that created the first systems software package ever commercially sold to the IT industry.

Over a 30-year career in business, Sam Wyly has clearly established himself as a dynamic entrepreneur who has experienced enormous success across numerous business ventures and a wide range of industries. Currently the manager of Ranger Capital, Wyly also has strong and longstanding ties to Computer Associates. He sold the first company he ever started - University Computing Company - to Computer Associates 14 years ago for $840 million. Early last year, Wyly sold Sterling Software - a company he began 18 years ago with a $2 million investment - to Computer Associates for $4 billion. In business, his record of hard work, good luck and enduring success is unquestionable.

  Press Releases

    Ranger Governance Responds to Computer Associates Lawsuit - 7.09.01
    Ranger Governance Files Preliminary Proxy Statement - 7.09.01
    Ranger Governance Places Advertisement in New York Times - 7.09.01
    Ranger Governance Publishes Open Letter to Computer Associates Customers -
    7 .09.01
    Ranger Governance Seeks Support for Its Plan in Letter to Computer Associates'
    Shareholders - 7.05.01
    Ranger Governance Adds Two Nominees - 6.29.01
    Ranger Governance Challenges Computer Associates' Management to Joint Study of
    Customers' Satisfaction - 6.26.01
    Computer Associates' Return to Shareholders is Dead Last Among Competitors,"
    Wyly Tells Investors, Analysts - 6.26.01
    Sam Wyly Calls Computer Associates' Top Managers "Arrogant" for Ignoring
    Majority of Shareholders - 6.25.01
    In Open Letter to Computer Associates Employees, Sam Wyly Outlines Benefits of
    Ranger Governance Plan - 6.22.01
    Ranger Governance, Ltd. Announces Proxy Solicitation to Replace Computer
    Associates' Board of Directors - 6.21.01
    Sam Wyly Cites Computer Associates' Chronic Abuse of Customers and Employees as
    Motivation for Proxy Battle in Personal Letter to Company President and CEO Sanjay
    Kumar - 6.21.01

  The following material is the content of certain navigation frames that appear on http://www.rangergov.com. Stock price quotation data and Commission that may obtained via http://www.rangergov.com are provided by Shareholder.com, a provider of integrated service applications for the synchronous distribution of corporate news and shareholder materials

  The following disclaimer appears on http://www.rangergov.com: "Stock price quotation data displayed on http://www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic. Shareholder.com and Ranger make no claims concerning the accuracy of the info provided on these pages, and will not be held liable for any use of this information."

  IMPORTANT INFORMATION

            On July 19, 2001, Ranger filed with the Commission a revised preliminary proxy statement in connection with the election of the nominees of Ranger (the “Ranger Nominees”) to the Computer Associates' board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission’s website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201 or by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

            Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the Solicitation is available in the revised preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 19, 2001.